UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

Mentari Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-39685	98-1428279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street, Building 23, Suite 105,
Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 887-5080

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MTRI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On November 6, 2026 (the “Closing Date”), Mentari Therapeutics, Inc., a Nevada corporation (formerly known as InMed Pharmaceuticals Inc.) (prior to the Closing Date, unless context otherwise requires, “InMed” and, after the Closing Date, the “Company”), consummated the previously announced business combination (the “Closing”) pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of May 19, 2026, which agreement was subsequently amended on July 6, 2026 (as amended, the “Merger Agreement”), by and among InMed, Indigo Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of InMed (“First Merger Sub”), Indigo Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of InMed (“Second Merger Sub”), and Mentari Therapeutics, Inc., a private Delaware corporation (prior to the Closing Date, unless context otherwise requires, “Mentari”).

Prior to the Closing, on November 4, 2026, following the annual general and special meeting of InMed shareholders, InMed (i) effected a consolidation of its outstanding common shares, no par value (the “InMed Common Shares”), at a ratio of one post-consolidation share for every ten pre-consolidation shares (the “Reverse Stock Split”), (ii) changed its name from “InMed Pharmaceuticals Inc.” to “Mentari Therapeutics, Inc.” (the “Name Change”) and (iii) altered its notice of articles and articles to designate 4,013 of its authorized but undesignated preferred shares as “Series A Non-Voting Preferred Shares,” in each case as previously reported in InMed’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 5, 2026. On the Closing Date and prior to the Closing, as further described in Item 3.03 of this Current Report on Form 8-K, InMed redomesticated from the Province of British Columbia, Canada to the State of Nevada by way of a continuation out of British Columbia under the Business Corporations Act (British Columbia) (the “BCBCA”) and a domestication in Nevada pursuant to Section 92A.270 of the Nevada Revised Statutes (the “NRS”) (the “Redomestication”). Upon the effectiveness of the Redomestication, each outstanding InMed Common Share was automatically converted into one outstanding share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”).

As a result of and upon the effective time of the First Merger (as defined below) (the “First Effective Time”), (i) each then-outstanding share of common stock, par value $0.0001 per share, of Mentari (the “Mentari Common Stock”) and each then-outstanding share of Series A Preferred Stock, par value $0.0001 per share, of Mentari (the “Mentari Series A Preferred Stock”) (including shares of Mentari Common Stock issued in the Mentari Pre-Closing Financing (as defined below) and excluding shares canceled pursuant to the Merger Agreement and dissenting shares) automatically converted solely into the right to receive a number of shares of Company Common Stock equal to the Exchange Ratio (as defined below); (ii) each then-outstanding share of Series Seed Preferred Stock, par value $0.0001 per share, of Mentari (the “Mentari Series Seed Preferred Stock”) (excluding shares of Mentari Series Seed Preferred Stock canceled pursuant to the Merger Agreement and dissenting shares) automatically converted into the right to receive a number of shares of Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share, of the Company (which are each convertible into 1,000 shares of Company Common Stock, subject to certain beneficial ownership limitations) (the “Company Series A Preferred Stock”), equal to the Exchange Ratio divided by 1,000; (iii) each then-outstanding option to purchase Mentari Common Stock (a “Mentari Option”) was assumed by the Company and converted into an option to purchase shares of Company Common Stock; and (iv) each then-outstanding warrant to purchase shares of Mentari Common Stock (a “Mentari Warrant”), including the pre-funded warrants issued in the Mentari Pre-Closing Financing (each, a “Mentari Pre-Funded Warrant”), was converted into a warrant to purchase shares of Company Common Stock (a “Company Warrant”), in the case of clauses (iii) and (iv), on the same terms and conditions as were applicable immediately prior to the First Effective Time, with the number of underlying shares and the exercise price, as applicable, adjusted in accordance with the Exchange Ratio. Each outstanding share of Mentari restricted common stock was converted into restricted shares of Company Common Stock that remain subject to the same vesting and other terms and conditions as applied immediately prior to the First Effective Time.

Each share of Company Common Stock that was issued and outstanding at the First Effective Time remained issued and outstanding and such shares were unaffected by the Merger. Prior to the First Effective Time, InMed’s board of directors accelerated the vesting of all options to purchase InMed Common Shares (“InMed Options”) in full. At the First Effective Time, each outstanding InMed Option with an exercise price per share equal to or less than the volume weighted average closing trading price of an InMed Common Share on The Nasdaq Stock Market LLC (“Nasdaq”) for the five consecutive trading days ending three trading days prior to the Calculation Date (as defined in the Merger Agreement), as reported by Bloomberg L.P. (the “InMed Closing Price” and such InMed Options, “In-the-Money InMed Options”), was surrendered to the Company for cancellation and the holder thereof received a number of shares of Company Common Stock equal to the number of shares of Company Common Stock underlying such In-the-Money InMed Option, less a number of shares withheld to satisfy applicable tax withholding obligations. Each InMed Option with an exercise price greater than the InMed Closing Price was cancelled for no consideration.

No fractional shares of Company Common Stock or Company Series A Preferred Stock were issued in connection with the Merger, and no certificates or scrip for any such fractional shares were issued. Any holder of Mentari capital stock who would otherwise have been entitled to receive a fraction of a share of Company Common Stock or Company Series A Preferred Stock instead received (i) one share of Company Common Stock or Company Series A Preferred Stock, as applicable, if the aggregate amount of fractional shares such holder would otherwise have been entitled to was equal to or exceeded 0.50 or (ii) no shares of Company Common Stock or Company Series A Preferred Stock, as applicable, if the aggregate amount of fractional shares such holder would otherwise have been entitled to was less than 0.50, with no cash being paid for any fractional share eliminated by such rounding. Any fractional shares of Company Series A Preferred Stock that a holder of Mentari preferred stock would otherwise have been entitled to receive were aggregated with all fractional shares of Company Series A Preferred Stock issuable to such holder and rounded up to the nearest whole share of Company Series A Preferred Stock.

The Exchange Ratio was calculated using a formula intended to allocate existing InMed and Mentari securityholders a percentage of the Company. Based on InMed’s and Mentari’s capitalization as of November 6, 2026, the Exchange Ratio (as adjusted for the Reverse Stock Split) was 0.20065 shares of Company Common Stock for each share of Mentari Common Stock and Mentari Series A Preferred Stock (and 0.00020065 shares of Company Series A Preferred Stock for each share of Mentari Series Seed Preferred Stock).

After giving effect to the Mentari Pre-Closing Financing, immediately following the completion of the Merger, InMed securityholders owned approximately 1.0% of the capital stock of the Company post-Merger on a fully diluted basis, and Mentari securityholders, including holders of shares of Mentari Common Stock and Mentari Pre-Funded Warrants purchased in the Mentari Pre-Closing Financing, owned approximately 99.0% of the capital stock of the Company post-Merger on a fully diluted basis.

On November 6, 2026, First Merger Sub merged with and into Mentari, with Mentari continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the “First Merger”), and immediately thereafter, Mentari merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the merger (the “Second Merger,” and together with the First Merger, the “Merger”). In connection with the Second Merger, Second Merger Sub changed its corporate name to “Mentari Therapeutics Operating Company LLC.” The Merger is intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

The material provisions of the Merger Agreement are described in InMed’s definitive proxy statement/prospectus and management information circular filed on Form S-4 with the SEC, which registration statement (File No. 333-297234) was most recently amended on September 29, 2026 and declared effective on October 1, 2026 (the “Proxy Statement/Prospectus”), in the section entitled “The Merger Agreement” beginning on page 196 and are incorporated herein by reference.

The foregoing description of the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Merger Agreement, copies of which are attached hereto as Exhibits 2.1 and 2.2 and incorporated herein by reference.

Support and Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, (a) certain Mentari stockholders (solely in their respective capacities as Mentari stockholders) holding approximately 49.8% of the outstanding shares of Mentari capital stock entered into support agreements with InMed and Mentari to vote all of their shares of Mentari capital stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and against any alternative acquisition proposals (the “Mentari Support Agreements”) and (b) the directors and certain officers of InMed holding approximately 1% of the outstanding InMed Common Shares as of September 25, 2026 entered into support agreements with InMed and Mentari to vote all of their InMed Common Shares in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and against any alternative acquisition proposals (the “InMed Support Agreements,” and together with the Mentari Support Agreements, the “Support Agreements”).

Certain of Mentari’s executive officers, directors and stockholders entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which such parties have agreed not to, except in limited circumstances, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Company Common Stock or any securities convertible into or exercisable or exchangeable for Company Common Stock, currently or thereafter owned, but excluding, as applicable, shares purchased by existing Mentari stockholders in the Mentari Pre-Closing Financing (including any shares issuable upon exercise of pre-funded warrants), until 180 days after the First Effective Time.

Descriptions of the Support Agreements and the Lock-Up Agreements are included in the Proxy Statement/Prospectus in the sections entitled “Agreements Related to the Merger—Support Agreements” and “Agreements Related to the Merger—Lock-Up Agreements” beginning on page 219 and are incorporated herein by reference.

The foregoing descriptions of the Support Agreements and the Lock-Up Agreements are not complete and are subject to and qualified in their entirety by reference to the complete texts of the Form of InMed Support Agreement, the Form of Mentari Support Agreement and the Form of Lock-Up Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Financing Transaction

In connection with the Merger, Mentari entered into a securities purchase agreement, dated as of May 19, 2026, which agreement was subsequently amended on July 22, 2026 (as amended, the “Securities Purchase Agreement”), with certain institutional and accredited investors (the “Financing Investors”), pursuant to which such investors purchased, immediately prior to the First Merger, 215,042,178 shares of Mentari Common Stock and 7,317,328 Mentari Pre-Funded Warrants (the “PIPE Securities”), for an aggregate purchase price of approximately $490.0 million, which includes $52.7 million of principal and accrued interest under convertible notes previously issued by Mentari (the “Convertible Notes”), which were contributed as consideration in the financing (the “Mentari Pre-Closing Financing”). Under the Securities Purchase Agreement, with respect to the original $290.0 million commitment amount, the number of shares of Mentari Common Stock or Mentari Pre-Funded Warrants, as applicable, was determined at a purchase price per share or warrant equal to (i) a valuation for Mentari equal to $125.0 million, divided by (ii) the number of fully diluted shares of Mentari Common Stock outstanding immediately prior to the First Effective Time (excluding the securities being issued under the Securities Purchase Agreement), and with respect to the additional $200.0 million commitment amount, the purchase price per share or warrant was equal to 152.8% of such price.

The Mentari Pre-Funded Warrants have an exercise price per share equal to $0.0001 (as adjusted from time to time as provided in the form of Mentari Pre-Funded Warrant) and may be exercised at any time and from time to time after the original issue date. The Mentari Pre-Funded Warrants do not expire. A holder may not exercise any portion of a Mentari Pre-Funded Warrant to the extent that, immediately prior to or after giving effect to such exercise, the holder, together with its attribution parties, would beneficially own shares of common stock in excess of 19.99% of the shares of common stock outstanding immediately following such exercise. A holder may, upon written notice to the Company, increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

The shares of Mentari Common Stock and Mentari Pre-Funded Warrants that were issued in the Mentari Pre-Closing Financing were or have the right to be, respectively, converted into shares of Company Common Stock in the Merger.

The Securities Purchase Agreement contains customary representations and warranties of Mentari and also contains customary representations and warranties of the purchaser parties thereto.

A description of the Securities Purchase Agreement is included in the Proxy Statement/Prospectus in the section entitled “Agreements Related to the Merger—Securities Purchase Agreement” beginning on page 219 and is incorporated herein by reference.

The foregoing descriptions of the Securities Purchase Agreement and the Form of Mentari Pre-Funded Warrant are not complete and are subject to and qualified in their entirety by reference to the complete texts of the Securities Purchase Agreement, Amendment No. 1 thereto and the Form of Mentari Pre-Funded Warrant, respectively, copies of which are attached hereto as Exhibits 10.4, 10.5 and 4.1, respectively, and are incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of the Mentari Pre-Closing Financing, on November 6, 2026, Mentari entered into a registration rights agreement with the Financing Investors (the “Registration Rights Agreement”), which, by its terms, applies to the Company following the First Effective Time. Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement covering the resale of the shares of Company Common Stock held by the Financing Investors, including the shares of Company Common Stock issuable upon exercise of the Company Pre-Funded Warrants, no later than the 30th calendar day following the Closing Date, and to use commercially reasonable efforts to keep such registration statement continuously effective pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), until the earliest of (i) the date on which the Financing Investors have resold all of the registrable securities covered thereby, (ii) the date on which such registrable securities may be resold without registration and without regard to any volume or manner-of-sale limitations under Rule 144 under the Securities Act and without the requirement for the Company to be in compliance with the current public information requirement thereunder and (iii) the fifth anniversary of the date of the Registration Rights Agreement. Because the issuance of the shares of Company Common Stock in the Merger, including the shares issued in exchange for the PIPE Securities and the shares of Company Common Stock issuable upon exercise of the Company Pre-Funded Warrants, was registered under the Securities Act on the Company’s registration statement on Form S-4 (File No. 333-297234), under the terms of the Registration Rights Agreement such shares ceased to be subject to the registration obligation, other than shares held by, or issuable upon exercise of Company Pre-Funded Warrants held by, Financing Investors that are affiliates of the Company. The Company has agreed to bear all registration expenses (other than selling expenses of the Financing Investors) and to indemnify the Financing Investors against certain liabilities, including liabilities under the Securities Act, in connection with any registration statement filed pursuant to the Registration Rights Agreement. The foregoing description of the Registration Rights Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the form of Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Contingent Value Rights Agreement

On November 6, 2026, following the Name Change and prior to the Redomestication, InMed entered into a contingent value rights agreement (the “CVR Agreement”) with Odyssey Transfer and Trust Company (the “Rights Agent”) and Indigo CVR Services Inc., as representative of the holders of the CVRs, pursuant to which holders of InMed Common Shares as of the close of business on November 5, 2026 (after giving effect to the Reverse Stock Split) are entitled to receive one non-transferable contingent value right (each, a “CVR”) for each outstanding InMed Common Share held by such holder as of such time. The Rights Agent will effect the distribution of the CVRs, less any applicable tax withholding, by mailing to each such holder a statement of holding reflecting such CVRs.

Pursuant to the CVR Agreement, each CVR represents the contractual right to receive a pro rata portion of certain net proceeds, if any, derived from any cash consideration actually received by the Company during the term of the CVRs as a result of the disposition of InMed’s pre-Merger legacy business, which includes InMed’s INM-901, INM-089 and INM-755 (cannabinol) cream programs and the related intellectual property (the “InMed Legacy Business”), net of permitted deductions, which include, among other things, applicable taxes, expenses incurred in performing the CVR Agreement and contracts relating to the InMed Legacy Business (including the costs of prosecuting, maintaining and enforcing the related intellectual property rights), transaction and enforcement expenses (including fees and expenses of the Rights Agent), indemnification and other third-party claim obligations, royalties payable to third parties and certain other liabilities relating to the InMed Legacy Business. Holders of CVRs will be entitled to receive 100% of such net proceeds where a definitive agreement for the disposition of the InMed Legacy Business is entered into during the first year of the period beginning on May 19, 2026, the date of the Merger Agreement, and ending on the second (2nd) anniversary of the First Effective Time (the “Legacy Transaction Period”), and 90% of such net proceeds where such agreement is entered into during the second year of the Legacy Transaction Period. The term of the CVRs begins at the First Effective Time and ends on the second (2nd) anniversary of the date of the CVR Agreement, and will be automatically extended until the fifteenth (15th) anniversary of the date of the CVR Agreement if such a definitive agreement is entered into during the Legacy Transaction Period.

During the Legacy Transaction Period, the Company will expend up to $100,000 for costs and expenses associated with the retention of an employee or consultant of InMed for the purpose of business development efforts related to the InMed Legacy Business. At the end of the Legacy Transaction Period, the amount, if any, by which $100,000 exceeds the aggregate amount of such costs and expenses will constitute net proceeds under the CVR Agreement.

The Company has agreed to act in good faith to complete a disposition of the InMed Legacy Business, including to use commercially reasonable efforts during the Legacy Transaction Period to maintain the intellectual property (including patents) of the InMed Legacy Business in existence on or prior to the First Effective Time, and not to take, or fail to take, any action with the primary purpose (and not merely the effect) of avoiding, or intending to prevent or materially delay, the entry into a definitive agreement for the disposition of the InMed Legacy Business during the Legacy Transaction Period or the receipt of proceeds or the payment of CVR proceeds during the term of the CVRs. Following the Legacy Transaction Period, the Company will not be required to use any efforts to pursue a disposition of the InMed Legacy Business.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the CVR holders, calculated on a pro rata basis according to the number of CVRs held by each holder. Any such payment will be made no later than 30 days following the Company’s receipt of the applicable proceeds, subject to the aggregation of smaller payments as provided in the CVR Agreement. In the event that no such proceeds are received, holders of the CVRs will not receive any payment pursuant to the CVR Agreement. There can be no assurance that any CVR holders will receive payments with respect thereto.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and is not transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs are not evidenced by a certificate or any other instrument and are not registered with the SEC. The CVRs do not have any voting or dividend rights and do not represent any equity or ownership interest in the Company or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the CVR Agreement, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under the headings “Contingent Value Rights Agreement” and “Registration Rights Agreement” in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Indemnification Agreements

On November 6, 2026, the Company entered into indemnification agreements with each of its directors and executive officers (collectively, the “Indemnitees,” and such agreements, the “Indemnification Agreements”), which replaced and superseded any previous indemnification agreements between the Company and each such individual. The Indemnification Agreements provide for certain indemnification and advancement of expenses by the Company in connection with actions or proceedings arising out of the Indemnitees’ service as directors or officers of the Company or service to other entities at the Company’s request, on the terms and subject to the conditions set forth therein.

The foregoing description of the Indemnification Agreements is not complete and is subject to and qualified in its entirety by reference to the complete text of the Indemnification Agreements, the form of which is attached hereto as Exhibit 10.8 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above, including with respect to the Merger, is incorporated into this Item 2.01 by reference.

All of the proposals included in the Proxy Statement/Prospectus were approved by InMed shareholders at the annual general and special meeting of InMed shareholders held on November 4, 2026 (the “InMed Shareholders Meeting”), other than the proposal to adjourn the InMed Shareholders Meeting, which was not presented to the shareholders.

In connection with the consummation of the Merger, on the Closing Date:

•

Mentari issued to the Financing Investors (prior to giving effect to the Exchange Ratio) an aggregate of 215,042,178 shares of Mentari Common Stock and Mentari Pre-Funded Warrants to purchase 7,317,328 shares of Mentari Common Stock for an aggregate purchase price of approximately $490.0 million (including the contribution of the Convertible Notes and accrued interest thereon); and

•

all of the then-outstanding (a) (i) 5,305,556 shares of Mentari Common Stock, (ii) 40,078,698 shares of Mentari Series A Preferred Stock, and (iii) 215,042,178 shares of Mentari Common Stock purchased in the Mentari Pre-Closing Financing were automatically converted into the right to receive a number of shares of Company Common Stock equal to the exchange ratio calculated in accordance with the Merger Agreement (the “Exchange Ratio”); (b) 20,000,000 shares of Mentari Series Seed Preferred Stock were automatically converted into the right to receive a number of shares of Company Series A Preferred Stock equal to the Exchange Ratio divided by 1,000; and (c)(i) Mentari Warrants to purchase 7,971,170 shares of Mentari Common Stock (including Mentari Pre-Funded Warrants to purchase 7,317,328 shares of Mentari Common Stock purchased in the Mentari Pre-Closing Financing) were automatically converted into Company Warrants to purchase shares of Company Common Stock, and (ii) Mentari Options exercisable for 11,773,692 shares of Mentari Common Stock were assumed by the Company and became options in respect of shares of Company Common Stock, in the case of clauses (i) and (ii), with the number of underlying shares and the exercise price, as applicable, adjusted in accordance with the Exchange Ratio.

Immediately following the application of the Exchange Ratio (which was adjusted to give effect to the Reverse Stock Split), and following the consummation of the transactions contemplated by the Merger Agreement, the Company had 58,295,136 shares of Company Common Stock (assuming the exercise in full of all Company Pre-Funded Warrants (as defined below) and the conversion of all Company Series A Preferred Stock, but excluding outstanding options, Company Warrants other than the Company Pre-Funded Warrants and outstanding InMed warrants), which is comprised of:

•	52,813,914 shares of Company Common Stock (inclusive of issuances pursuant to the Merger Agreement and the Mentari Pre-Closing Financing);

•

1,468,222 shares of Company Common Stock issuable upon the exercise of the Company Warrants issued in respect of the Mentari Pre-Funded Warrants, each exercisable for one share of Company Common Stock at a price of $0.0001 per share (the “Company Pre-Funded Warrants”); and

•	4,013,000 shares of Company Common Stock issuable upon the conversion of 4,013 shares of Company Series A Preferred Stock.

The Company Common Stock commenced trading on a post-Merger basis on Nasdaq under the ticker symbol “MTRI” at the open of trading on November 9, 2026, under the new CUSIP number 587157108.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as InMed was immediately before the Merger, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Merger, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the anticipated benefits of the Merger and the financial condition, results of operations, and prospects of the Company. Any express or implied statements that do not relate to historical or current facts or matters are forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “target,” “endeavor,” “possible,” “potential,” “continue,” “contemplate” or the negative of these terms or other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. In addition to other factors and matters contained in or incorporated by reference in this document, the Company believes the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	expectations regarding the strategies, prospects, plans, expectations and objectives of management of the Company for future operations of the Company;

•	the ability of the Company to recognize the benefits that may be derived from the Merger, including the commercial or market opportunity of the product candidates of the Company;

•	the possibility that the CVR holders may never receive any proceeds pursuant to the CVR Agreement;

•	the accuracy of the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	the outcome of any legal proceedings that may be instituted against the Company or any of its directors or officers related to the Merger Agreement or the transactions contemplated thereby;

•	the ability of the Company to protect its intellectual property rights;

•	competitive responses to the Merger;

•	legislative, regulatory, political and economic developments beyond the Company’s control;

•	the initiation, timing and success of clinical trials for the Company’s product candidates;

•	success in retaining, or changes required in, the Company’s officers, key employees or directors;

•	the Company’s public securities’ potential liquidity and trading;

•	regulatory actions with respect to the Company’s product candidates or its competitors’ products and product candidates;

•	the Company’s ability to manufacture its product candidates in conformity with the FDA’s requirements and to scale up manufacturing of its product candidates to commercial scale, if approved;

•	uncertainties regarding the capabilities and potential of the Company’s pipeline programs, including MT-001 and MT-002;

•

the Company’s reliance on Paragon Therapeutics, Inc., Paragon Laboratories, Inc. and other third parties, including third-party contract development and manufacturer organizations to manufacture and supply product candidates;

•	the beneficial characteristics, and the potential safety, efficacy and therapeutic effects of the Company’s product candidates;

•	the expected potential benefits of strategic collaboration with third parties and the Company’s ability to attract collaborators with development, regulatory and commercialization expertise;

•	the Company’s ability to successfully commercialize product candidates, if approved, and the rate and degree of market acceptance of such product candidates; and

•	developments and projections relating to the Company’s competitors or industry.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the “Risk Factors” section of this Current Report on Form 8-K and other documents to be filed by the Company from time to time with the SEC, discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the SEC, and risk factors associated with companies, such as the Company, that operate in the biopharma industry.

If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, the results of the Company could differ materially from the forward-looking statements. Any public statements or disclosures by the Company following this Current Report on Form 8-K that modify or impact any of the forward-looking statements contained in this Current Report on Form 8-K will be deemed to modify or supersede such statements in this Current Report on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document and are qualified in their entirety by reference to the cautionary statements herein. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless required by law to do so.

Business and Facilities

The information set forth in the section of the Proxy Statement/Prospectus entitled “Mentari’s Business” beginning on page 335 is incorporated herein by reference.

Risk Factors

The risks associated with Mentari’s business and operations are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors—Risks Related to Mentari” beginning on page 84, the risks associated with the Redomestication are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors—Risks Related to the Redomestication” beginning on page 122 and the risks associated with the business and operations of the Company are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors—Risks Related to the Combined Company” beginning on page 124, each of which is incorporated herein by reference.

Financial Information

Unaudited Financial Statements

The unaudited condensed consolidated financial statements of Mentari as of June 30, 2026 and for the three and six months ended June 30, 2026 and the related notes thereto are included in the Proxy Statement/Prospectus beginning on page F-55 and are incorporated herein by reference.

The unaudited interim condensed consolidated financial statements of InMed as of and for the three months ended September 30, 2026 and the related notes thereto are included in InMed’s Quarterly Report on Form 10-Q for the period ended September 30, 2026, filed with the SEC on November 3, 2026, and are incorporated herein by reference.

Audited Financial Statements

The audited financial statements of Mentari as of December 31, 2025 and for the period from June 13, 2025 (inception) to December 31, 2025 and the related notes thereto are included in the Proxy Statement/Prospectus beginning on page F-29 and are incorporated herein by reference.

The audited consolidated financial statements of InMed as of and for the fiscal years ended June 30, 2026 and 2025 and the related notes thereto are included in the Proxy Statement/Prospectus beginning on page F-2 and are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of InMed and Mentari as of and for the six months ended June 30, 2026 and the year ended December 31, 2025 and the related notes thereto are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Mentari’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the period from June 13, 2025 (inception) to December 31, 2025 and as of and for the six months ended June 30, 2026 is included in the Proxy Statement/Prospectus beginning on page 400 and is incorporated herein by reference.

InMed’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the three months ended September 30, 2026 is included in InMed’s Quarterly Report on Form 10-Q for the period ended September 30, 2026, filed with the SEC on November 3, 2026, and is incorporated herein by reference.

Additional information regarding management’s discussion and analysis of the financial condition and results of operations of InMed prior to the Merger is included in the Proxy Statement/Prospectus in the section entitled “InMed’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 387, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of Company Common Stock as of November 6, 2026 by:

•	each person or group of affiliated persons, who is known by the Company to be the beneficial owner of more than 5% of Company Common Stock;

•	each of the Company’s directors;

•	each of the Company’s named executive officers; and

•	all of the Company’s current directors and executive officers as a group.

The column entitled “Percentage of Shares Outstanding Beneficially Owned” is based on a total of 52,813,914 shares of Company Common Stock outstanding as of November 6, 2026, after giving effect to the Reverse Stock Split that was effected on November 4, 2026 and the Merger.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to Company Common Stock. Shares of Company Common Stock subject to options that are currently exercisable or exercisable within 60 days of November 6, 2026 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of Company Common Stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address for each beneficial owner is c/o Mentari Therapeutics, Inc., 221 Crescent Street, Building 23, Suite 105, Waltham, MA 02453.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Outstanding Beneficially Owned
5% or Greater Stockholders
Entities affiliated with Fairmount Funds Management LLC(1)	10,555,507		19.99%
FMR LLC(2)	6,707,270		12.70%
Commodore Capital Master LP(3)	2,977,630		5.64%
Entities affiliated with Deep Track Capital, LP(4)	2,977,478		5.64%
Entities affiliated with Janus Henderson Investors(5)	2,850,397		5.40%
Directors and Named Executive Officers
Julianne Bruno(6)	33,442	*
Gregory Divis	—	*
Michelle Pernice(7)	27,868	*
Laura Sandler	—	*
Todd Shegog	—	*
Brett Hagen	—	*
Jerad Seurer	—	*
All current executive officers and directors as a group (7 persons)(8)	61,310	*

*	Less than 1%.

(1)

Consists of 10,555,507 shares of Company Common Stock held directly by Fairmount Healthcare Fund II, L.P. (“Fairmount Fund II”). Excludes (i) 1,468,222 shares of Company Common Stock issuable upon the exercise of Company Pre-Funded Warrants held by Fairmount Fund II and (ii) 4,013,000 shares of Company Common Stock issuable upon the conversion of 4,013 shares of Company Series A Preferred Stock held by Fairmount Fund II. The Company Pre-Funded Warrants are subject to a beneficial ownership limitation of 19.99% and the shares of Company Series A Preferred Stock are subject to a beneficial ownership limitation of 19.99%, which such limitations restrict Fairmount Funds Management LLC (“Fairmount”) and its affiliates from exercising that portion of the warrants and converting those shares of preferred stock that would result in Fairmount and its affiliates owning, after exercise or conversion, a number of shares of Company Common Stock in excess of the applicable ownership limitation. At such time as Fairmount and its affiliates beneficially own 9.0% or less of the shares of Company Common Stock, the beneficial ownership limitation applicable to the shares of Company Series A Preferred Stock will automatically reduce to 9.99%. Fairmount serves as investment manager for Fairmount Fund II. Fairmount Fund II has delegated to Fairmount the sole power to vote and the sole power to dispose of all securities held in Fairmount Fund II’s portfolio. Because Fairmount Fund II has divested itself of voting and investment power over the securities it holds and may not revoke that delegation on less than 61 days’ notice, Fairmount Fund II disclaims beneficial ownership of the securities it holds. As managers of Fairmount, Peter Harwin and Tomas Kiselak may be deemed to have voting and investment power over the shares held by Fairmount Fund II. Fairmount, Peter Harwin and Tomas Kiselak disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the entities and individuals listed is 200 Barr Harbor Drive, Suite 400, West Conshohocken, PA 19428.

(2)

These shares are owned by funds or accounts managed by direct or indirect subsidiaries of FMR LLC, all of which shares are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02110.

(3)

Consists of 2,977,630 shares of Company Common Stock held by Commodore Capital Master LP (“Commodore Master”). Commodore Capital LP (the “Firm”) serves as investment manager to Commodore Master and, in such capacity, may be deemed to beneficially own the shares held by Commodore Master. Michael Kramarz and Robert Egen Atkinson, as the managing partners of the Firm, exercise investment discretion with respect to such shares. Each of the Firm, Dr. Kramarz, and Dr. Atkinson disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address of the entities and individuals listed is 444 Madison Avenue, Floor 35, New York, New York 10022.

(4)

Consists of (i) 2,214,135 shares of Company Common Stock held by Deep Track Biotechnology Master Fund, Ltd., a Cayman Islands exempted company (“Deep Track Master Fund”), and (ii) 763,343 shares of Company Common Stock held by Deep Track Special Opportunities Fund, LP, a Delaware limited partnership (“Deep Track Special Opportunities” and, together with Deep Track Master Fund, the “Deep Track Funds”). Deep Track Capital GP, LLC, a Delaware limited liability company, is the general partner of Deep Track Capital, LP (“Deep Track Capital”), a Delaware limited partnership. Deep Track Capital serves as investment manager to each of the Deep Track Funds and, in such capacity, may be deemed to have sole power to vote and to dispose of all shares held by the Deep Track Funds. David Kroin, as the managing member of the general partner, may be deemed to have voting and investment power over the shares beneficially owned by Deep Track Capital. Each of Deep Track Capital and David Kroin disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address of the entities and individuals listed is c/o Deep Track Capital, LP, 200 Greenwich Avenue, Greenwich, Connecticut 06830.

(5)

Consists of (i) 2,330,091 shares of Company Common Stock held by Janus Henderson Biotech Innovation Master Fund Limited (“Janus Master Fund”) and (ii) 520,306 shares of Company Common Stock held by Janus Henderson Biotech Innovation Master Fund II Limited (“Janus Master Fund II” and, together with Janus Master Fund, the “Janus Funds”). Such shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, as amended, who acts as investment adviser for each of the Janus Funds and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of each of the Janus Funds. Under the terms of its management contract with each of the Janus Funds, Janus has overall responsibility for directing the investments of the Janus Funds in accordance with the investment objective, policies, and limitations. Each of the Janus Funds has one or more portfolio managers appointed by and serving at the pleasure of Janus who make decisions with respect to the disposition of the shares. The portfolio managers for the Janus Funds are Andrew Acker, Daniel S. Lyons, and Agustin Mohedas. The business address of each of the aforementioned parties is c/o Janus Henderson Investors US LLC, 151 Detroit Street, Denver, Colorado 80206.

(6)	Consists of 33,442 shares of restricted common stock of the Company issued in exchange for 166,667 shares of Mentari restricted common stock.
(7)	Consists of 27,868 shares of restricted common stock of the Company issued in exchange for 138,889 shares of Mentari restricted common stock.
(8)	See Notes (6) and (7) above.

Information about Directors and Executive Officers

The information set forth in Item 5.02 of this Current Report on Form 8-K under the heading “Appointment of Directors and Certain Officers” is incorporated herein by reference.

Director Compensation

The compensation of the directors of Mentari prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Mentari Director Compensation” beginning on page 274 and is incorporated herein by reference.

The compensation of the non-employee directors of InMed prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “InMed Non-Employee Director Compensation” beginning on page 268 and is incorporated herein by reference.

The information set forth in Item 5.02 of this Current Report on Form 8-K under the heading “Non-Employee Director Compensation Program” is incorporated herein by reference.

Executive Compensation

The compensation of the named executive officers of Mentari prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Mentari Executive Compensation” beginning on page 271 and is incorporated herein by reference.

The compensation of the named executive officers of InMed prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “InMed Executive Compensation” beginning on page 258 and is incorporated herein by reference.

The information set forth in Item 5.02 of this Current Report on Form 8-K under the headings “Stock Incentive Plan” and “Departure of Directors and Certain Officers” is incorporated herein by reference.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Management Following the Merger—Board Committees—Compensation Committee” beginning on page 424 is incorporated herein by reference.

Certain Relationships and Related Party Transactions

The information set forth in the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Party Transactions of the Combined Company” beginning on page 426 is incorporated herein by reference.

Director Independence

Nasdaq listing rules have objective tests and a subjective test for determining who is an “independent director.” The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria.

The newly constituted board of directors of the Company (the “Board”) has determined that each of Julianne Bruno, Michelle Pernice, Laura Sandler and Todd Shegog, each of whom is a current member of the Board, qualifies as an “independent director” as defined under the Nasdaq listing rules. Gregory Divis, the Company’s President and Chief Executive Officer, does not qualify as an independent director. In making these determinations, the Board considered the current and prior relationships that each director has with InMed and Mentari and all other facts and circumstances that the Board deemed relevant in determining the independence of each director, including the interests of each director in the Merger, any relevant related party transactions and the beneficial ownership of securities of InMed, Mentari or the Company by each director.

The Board has also determined that each member of the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) is independent and satisfies the relevant independence requirements for such committees under the Nasdaq listing rules and the Exchange Act and that each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The information set forth in Item 5.02 of this Current Report on Form 8-K under the heading “Committees of the Board of Directors” is incorporated herein by reference.

Legal Proceedings

The information set forth in the section of the Proxy Statement/Prospectus entitled “Mentari’s Business—Legal Proceedings” on page 385 is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

InMed Common Shares were historically listed on The Nasdaq Capital Market under the symbol “INM.” On November 9, 2026, shares of Company Common Stock began trading on The Nasdaq Capital Market under the symbol “MTRI.”

As of the Closing Date and following the completion of the Merger, and after giving effect to the Reverse Stock Split effected on November 4, 2026, the Company had approximately 52,813,914 shares of Company Common Stock issued and outstanding held of record by approximately 135 holders. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose shares of Company Common Stock are held of record by banks, brokers and other financial institutions.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Market Price and Dividend Information—Dividends” on page 32 is incorporated herein by reference.

Description of Registrant’s Securities

The information set forth in the Proxy Statement/Prospectus in the sections entitled “Proposal No. 3—The Redomestication Proposal—Effects of the Nevada Redomestication” beginning on page 280 and “Description of InMed Shares—InMed Series A Preferred Shares” beginning on page 450, in each case as supplemented by the information set forth in Item 3.03 of this Current Report on Form 8-K, is incorporated herein by reference.

Indemnification of Directors and Officers

The Company’s articles of incorporation (the “Articles”) provide that the liability of the directors and officers of the Company is eliminated or limited to the fullest extent permitted by the NRS. Under the NRS, the Company’s directors and officers will not be personally liable to the Company or its stockholders or creditors for any damages for breach of fiduciary duty as a director or an officer as a result of any act or failure to act in their capacity as a director or officer, unless the presumption of Nevada’s codified business judgment rule has been rebutted and it is proven that the director’s or officer’s act or failure to act constituted a breach of their fiduciary duties as a director or officer, and that the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The Company’s bylaws (the “Bylaws”) provide that the Company shall indemnify and advance expenses to its directors and executive officers and may indemnify and advance expenses to its employees or other agents, to the fullest extent authorized or permitted by applicable law. The Bylaws also provide that the Company may maintain insurance to protect a director or an officer against liability.

The foregoing descriptions of the Articles and the Bylaws do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Articles and the Bylaws, copies of which are attached hereto as Exhibits 3.2 and 3.4, respectively, and are incorporated herein by reference.

The Company obtained insurance that covers certain liabilities of its directors and officers, effective as of November 6, 2026.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indemnification Agreements” is incorporated herein by reference.

The information set forth in the section of the Proxy Statement/Prospectus entitled “The Merger Agreement—Indemnification and Insurance for Directors and Officers” beginning on page 213 is incorporated herein by reference.

Financial Information and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

The unaudited condensed consolidated financial statements of Mentari as of June 30, 2026 and for the three and six months ended June 30, 2026 and the related notes thereto are included in the Proxy Statement/Prospectus beginning on page F-55 and are incorporated herein by reference.

The information set forth in the Proxy Statement/Prospectus in the section entitled “Mentari’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 400, which includes Mentari’s results of operations for the three and six months ended June 30, 2026, is incorporated herein by reference.

The unaudited pro forma condensed combined financial information of InMed and Mentari as of and for the six months ended June 30, 2026 and the year ended December 31, 2025 and the related notes thereto are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by this Item, the information included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The PIPE Securities were offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof. Each of the investors represented that it was an “accredited investor,” as defined in Regulation D, and acquired the PIPE Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the PIPE Securities or any other securities of the Company or Mentari.

Item 3.03 Material Modification to Rights of Security Holders.

As previously reported in Item 5.03 of InMed’s Current Report on Form 8-K filed with the SEC on November 5, 2026, on November 4, 2026, InMed effected the Reverse Stock Split and the Name Change and designated 4,013 of its authorized but undesignated preferred shares as “Series A Non-Voting Preferred Shares,” and such information is incorporated herein by reference.

Redomestication

On October 15, 2026, the Registrar of Companies (British Columbia) authorized InMed to continue out of British Columbia to the jurisdiction of Nevada pursuant to Section 308 of the BCBCA. At the InMed Shareholders Meeting, InMed’s shareholders approved, by special resolution, the Redomestication, including the continuation application, the articles of domestication (the “Articles of Domestication”), the Articles and the Bylaws, as described in the Proxy Statement/Prospectus. On the Closing Date, InMed filed the Articles of Domestication and the Articles with the Secretary of State of the State of Nevada, and the Redomestication became effective at 8:40 a.m. Pacific Time on November 6, 2026, prior to the First Effective Time. In connection with the Redomestication, the Bylaws became effective and the Company filed a certificate of designation with the Secretary of State of the State of Nevada designating the Company Series A Preferred Stock (the “Certificate of Designation”).

Upon the effectiveness of the Redomestication, (i) each outstanding InMed Common Share was automatically converted into one outstanding share of Company Common Stock, (ii) each outstanding option or right to acquire InMed Common Shares continued in existence in the form of, and automatically became, an option or right to acquire an equal number of shares of Company Common Stock on the same terms and conditions and (iii) the Company ceased to be governed by the BCBCA and InMed’s articles and became governed by the NRS, the Articles (including the Certificate of Designation) and the Bylaws. The Redomestication did not result in any change in the business, management, assets or liabilities of InMed (other than as a result of the costs related to the Redomestication), and stockholders were not required to exchange their existing share certificates. The Redomestication is intended to qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code.

The Articles authorize the Company to issue 510,000,000 shares of capital stock, consisting of 500,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 4,013 shares have been designated as Company Series A Preferred Stock. Among other things, the Articles and the Bylaws (i) provide for a classified Board divided into three classes, with directors serving staggered three-year terms, (ii) provide that directors may be removed only for cause by the affirmative vote of the holders of not less than two-thirds of the voting power of the outstanding shares entitled to vote in an election of directors, subject to the rights of the holders of any series of preferred stock, (iii) provide that vacancies on the Board may be filled only by the remaining directors, (iv) authorize the Board to issue preferred stock in one or more series without further stockholder approval, (v) prohibit stockholder action by written consent, (vi) provide that special meetings of stockholders may be called only by the Board, (vii) require the affirmative vote of the holders of not less than two-thirds of the voting power of the outstanding shares entitled to vote thereon to amend certain provisions of the Articles and, unless the amendment is recommended by the Board, to amend the Bylaws, (viii) provide that internal actions (as defined in the NRS) must be tried before a judge in a court of competent jurisdiction in the State of Nevada, and not before a jury, (ix) provide that the Company elects not to be governed by Sections 78.411 to 78.444, inclusive, of the NRS and (x) designate the Eighth Judicial District Court of Clark County, Nevada as the exclusive forum for internal corporate claims and the federal district courts located in the State of Nevada as the exclusive forum for claims arising under the Securities Act.

Pursuant to the Certificate of Designation, each share of Company Series A Preferred Stock is convertible, at the option of the holder, into 1,000 shares of Company Common Stock, subject to a beneficial ownership limitation that may be set by the holder at any percentage between 0% and 19.99% of the outstanding Company Common Stock. The Company Series A Preferred Stock has no voting rights, except as required by law and except that the consent of the holders of a majority of the outstanding Company Series A Preferred Stock is required for certain actions, including, while at least 30% of the originally issued Company Series A Preferred Stock remains outstanding, certain fundamental transactions, increases in the size of the Board and the retention or replacement of the Company’s independent registered public accounting firm, independent compensation consultant or corporate counsel. At all times when at least 30% of the originally issued shares of Company Series A Preferred Stock remain issued and outstanding, (i) the holders of the Company Series A Preferred Stock, exclusively and voting together as a separate class on an as-converted basis, are entitled to elect two directors (the “Preferred Directors”) and (ii) the holders of Company Common Stock and of any other class or series of voting stock, exclusively and voting together as a single class on an as-converted basis, are entitled to elect the balance of the total number of directors. Each Preferred Director is entitled to three votes on each matter presented to the Board.

A comparison of the rights of holders of InMed Common Shares under the BCBCA and InMed’s articles prior to the Redomestication and the rights of holders of Company Common Stock under the NRS, the Articles and the Bylaws following the Redomestication is included in the Proxy Statement/Prospectus in the sections entitled “Proposal No. 3—The Redomestication Proposal—Effects of the Nevada Redomestication—Comparison of Rights of Holders of the Canadian Corporation Share Capital and the Nevada Corporation Capital Stock” beginning on page 280 and “Proposal No. 3—The Redomestication Proposal—Effects of the Nevada Redomestication—Comparison of Shareholder Rights under British Columbia and Stockholder Rights under Nevada Law” beginning on page 293, which are incorporated herein by reference.

The foregoing descriptions of the Articles of Domestication, the Articles, the Certificate of Designation and the Bylaws do not purport to be complete and are subject to and qualified in their entirety by the full text of the Articles of Domestication, the Articles, the Certificate of Designation and the Bylaws, copies of which are attached hereto as Exhibits 3.1, 3.2, 3.3 and 3.4, respectively, and are incorporated herein by reference.

Item 5.01 Changes in Control of the Registrant.

The information set forth in the “Introductory Note” regarding the Merger above, the information set forth in Item 2.01 of this Current Report on Form 8-K in the section entitled “Security Ownership of Certain Beneficial Owners and Management” and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Board and executive officers following the Merger is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Certain Officers

On November 6, 2026, Eric A. Adams, John Bathery, Andrew Hull, Neil Klompas and Nicole Lemerond resigned from the Company’s board of directors and its committees on which they respectively served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

In addition, on November 6, 2026, Eric A. Adams, InMed’s President and Chief Executive Officer, Neeta Jagpal, InMed’s Chief Financial Officer and Corporate Secretary, Michael Woudenberg, InMed’s Chief Operating Officer, and Eric Hsu, InMed’s Senior Vice President, Preclinical Research & Development, each resigned as an executive officer of the Company at the Closing. Subject to the terms of their respective employment agreements, each of such officers is eligible to receive the severance benefits and retention bonuses described in the Proxy Statement/Prospectus in the sections entitled “The Merger—Interests of InMed’s Directors and Executive Officers in the Merger” beginning on page 178 and “InMed Executive Compensation” beginning on page 258, which are incorporated herein by reference.

The departures of Mr. Adams, Ms. Jagpal, Mr. Woudenberg and Dr. Hsu were not the result of any disagreement with InMed relating to InMed’s operations, policies or practices.

Stock Incentive Plan

On September 29, 2026, InMed’s board of directors approved the Mentari Therapeutics, Inc. 2026 Stock Incentive Plan (the “2026 Stock Plan”), subject to shareholder approval and the consummation of the Merger. On November 4, 2026, InMed’s shareholders approved the 2026 Stock Plan at the InMed Shareholders Meeting. The purpose of the 2026 Stock Plan is to promote and closely align the interests of employees, officers, non-employee directors and other individual service providers of the Company and its stockholders by providing stock-based compensation and other performance-based compensation. The initial share pool under the 2026 Stock Plan is 9,618,697 shares of Company Common Stock, which represents 16.5% of the total number of shares of outstanding capital stock of the Company immediately following the Closing (including Company Common Stock, Company Series A Preferred Stock on an as-converted basis and unexercised Company Pre-Funded Warrants). The shares of Company Common Stock that may be issued under the 2026 Stock Plan will be automatically increased on January 1 of each year beginning in 2027 and ending with a final increase on January 1, 2036, in an amount equal to 5% of such outstanding capital stock on the preceding December 31, unless a lower (or no) increase is determined by the administrator of the 2026 Stock Plan. Only 50,000,000 shares of Company Common Stock may be issued under the 2026 Stock Plan as incentive stock options. In connection with the effectiveness of the 2026 Stock Plan, no further awards will be granted under InMed’s 2017 Amended and Restated Stock Option Plan, and no further awards will be granted under the Mentari Therapeutics, Inc. 2025 Equity Incentive Plan, which was assumed by the Company in the Merger.

The foregoing description of the 2026 Stock Plan is not complete and is subject to and qualified in its entirety by reference to the complete text of the 2026 Stock Plan, a copy of which is attached hereto as Exhibit 10.13 and incorporated herein by reference.

Employee Stock Purchase Plan

On September 29, 2026, InMed’s board of directors approved the Mentari Therapeutics, Inc. 2026 Employee Stock Purchase Plan (the “2026 ESPP”), subject to shareholder approval and the consummation of the Merger. On November 4, 2026, InMed’s shareholders approved the 2026 ESPP at the InMed Shareholders Meeting, and the 2026 ESPP became effective on the Closing Date. The purpose of the 2026 ESPP is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase shares of Company Common Stock through accumulated contributions. The 2026 ESPP, and the rights of participants to make purchases thereunder, is intended to qualify under Section 423 of the Code; however, sub-plans that do not meet the requirements of Section 423 of the Code may be established for the benefit of eligible employees of non-U.S. subsidiaries of the Company.

The initial share pool under the 2026 ESPP is 582,951 shares of Company Common Stock, which represents the lesser of (x) 1,000,000 shares and (y) 1% of the total number of shares of outstanding capital stock of the Company immediately following the Closing (including Company Common Stock, Company Series A Preferred Stock on an as-converted basis and unexercised Company Pre-Funded Warrants). The shares of Company Common Stock that may be issued under the 2026 ESPP will be automatically increased on January 1 of each year beginning in 2027 and ending with a final increase on January 1, 2036 in an amount equal to the lesser of (x) 1,200,000 shares and (y) 1% of such outstanding capital stock on the preceding December 31, unless a lower (or no) increase is determined by the administrator of the 2026 ESPP.

The foregoing description of the 2026 ESPP is not complete and is subject to and qualified in its entirety by reference to the complete text of the 2026 ESPP, a copy of which is attached hereto as Exhibit 10.14 and incorporated herein by reference.

Appointment of Directors and Certain Officers

On November 6, 2026, the Company’s board of directors appointed Gregory Divis as the Company’s President and Chief Executive Officer, Brett Hagen as the Company’s Senior Vice President, Finance and Chief Accounting Officer, and Jerad Seurer as the Company’s General Counsel and Corporate Secretary, each to serve at the discretion of the Board. Mr. Hagen will serve as the Company’s principal financial officer and principal accounting officer.

On November 6, 2026, the Company’s board of directors fixed its size at five members and appointed the following five individuals to the Board: Julianne Bruno, Gregory Divis, Michelle Pernice, Laura Sandler and Todd Shegog. Ms. Pernice and Ms. Sandler were designated as Class I directors, with initial terms expiring at the Company’s 2027 annual meeting of stockholders; Ms. Bruno and Mr. Shegog were designated as Class II directors, with initial terms expiring at the Company’s 2028 annual meeting of stockholders; and Mr. Divis was designated as a Class III director, with an initial term expiring at the Company’s 2029 annual meeting of stockholders. In connection with her appointment to the Board, Ms. Bruno was also appointed as Chair of the Board.

Pursuant to the Certificate of Designation, at all times when at least 30% of the originally issued Company Series A Preferred Stock remains issued and outstanding, the holders of the Company Series A Preferred Stock, exclusively and voting together as a separate class on an as-converted basis, are entitled to elect two Preferred Directors, and the holders of Company Common Stock and of any other class or series of voting stock, exclusively and voting together as a single class on an as-converted basis, are entitled to elect the balance of the total number of directors. Each Preferred Director is entitled to three votes on each matter presented to the Board. Julianne Bruno and Michelle Pernice serve as the Preferred Directors, and Gregory Divis, Laura Sandler and Todd Shegog serve as the three at-large directors. The two Preferred Directors represent, in the aggregate, approximately 66.7% of the total votes of the Board (assuming no vacancies).

Other than as disclosed in the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Party Transactions of the Combined Company” beginning on page 426 and incorporated herein by reference, none of the Company’s newly appointed officers or directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than the Merger Agreement and the Certificate of Designation, pursuant to which the holders of the Company Series A Preferred Stock are entitled to elect the Preferred Directors, there are no arrangements or understandings between the Company’s officers or directors and any other person pursuant to which such officers or directors were selected as an officer or a director. There are no family relationships among any of the Company’s directors and officers.

Each of the newly appointed principal officer’s and director’s biographical information is set forth below.

Gregory Divis. Mr. Divis, age 60, has served as Mentari’s Chief Executive Officer and President and as a member of the Mentari board of directors since July 2026. Prior to joining Mentari, Mr. Divis served as the Chief Executive Officer and member of the board of directors of Avadel Pharmaceuticals plc, a biopharmaceutical company, from June 2019 until Avadel’s acquisition by Alkermes plc in February 2026, after having served as Interim Chief Executive Officer from January 2019 to May 2019. He was appointed Executive Vice President and Chief Commercial Officer of Avadel Pharmaceuticals plc in January 2017 and was promoted to Chief Operating Officer in March 2018. Before joining Avadel, Mr. Divis served as an Executive in Residence at Linden Capital Partners, a

healthcare-focused private equity firm. Mr. Divis previously served on the board of directors of Jaguar Health, Inc. (Nasdaq: JAGX) from June 2018 until July 2022. Mr. Divis is a graduate of the University of Iowa. In February 2019, Avadel Specialty Pharmaceuticals, LLC, a wholly owned subsidiary of Avadel Pharmaceuticals plc and of which Mr. Divis served as President, filed a voluntary bankruptcy petition under Chapter 11 of the U.S. Bankruptcy Code.

The Company believes that Mr. Divis is qualified to serve as a member of the Board because of his extensive leadership experience as chief executive officer of a public biopharmaceutical company and his commercial and operational experience in the pharmaceutical industry.

Brett Hagen. Mr. Hagen, age 53, has served as Mentari’s Senior Vice President, Finance and Chief Accounting Officer since August 2026. Prior to joining Mentari, Mr. Hagen served as Chief Accounting Officer for Kalaris Therapeutics, Inc. (Nasdaq: KLRS), a biopharmaceutical company, from March 2025 to July 2026. Before joining Kalaris, Mr. Hagen served as the Chief Accounting Officer for AlloVir, Inc., a biotechnology company, from January 2019 to March 2025. Mr. Hagen received his B.A. from the University of Minnesota, and graduate degrees in accounting and finance from Wright State University and Suffolk University, respectively.

Jerad Seurer. Mr. Seurer, age 53, has served as Mentari’s General Counsel and Corporate Secretary since August 2026. Prior to joining Mentari, Mr. Seurer served as the General Counsel and Corporate Secretary at Avadel Pharmaceuticals plc, a biopharmaceutical company, from September 2020 until Avadel’s acquisition by Alkermes plc in February 2026, after having served as Vice President and Deputy General Counsel from October 2017 to August 2020. Before joining Avadel, Mr. Seurer was at Mallinckrodt plc from October 2004 to April 2017, where he held numerous positions, including Group General Counsel for the Generics/API business, as well as Vice President of Integration Management. From December 1999 to October 2004, he was in private law firm practice. Mr. Seurer received his B.S. in Biology, M.A. in Biology, and J.D. in Law from the University of South Dakota.

Julianne Bruno. Ms. Bruno, age 40, has served as a member of the Mentari board of directors since May 2026. Ms. Bruno is a Growth Partner at Fairmount, a position she has held since May 2025. Prior to joining Fairmount, she was a pivotal member of the leadership team of CRISPR Therapeutics AG (Nasdaq: CRSP), a biopharmaceutical company. During her six-year tenure with CRISPR, she served as the Program Leader across multiple hematology and oncology programs before taking on the role of Chief Operating Officer in May 2024 until April 2025. In these roles, she oversaw the development of Casgevy™ and helped mature the operating model of the company. Ms. Bruno has also worked as a leader in the life sciences practice at McKinsey & Co. She received her A.B. from Princeton University and an M.B.A. from the Wharton School, University of Pennsylvania. Ms. Bruno has served as a director of Damora Therapeutics, Inc. (Nasdaq: DMRA) since November 2025 and Avere Therapeutics, Inc. since January 2026.

The Company believes Ms. Bruno is qualified to serve as a member of the Board due to her extensive leadership, managerial and board experience within the biotechnology industry.

Michelle Pernice. Ms. Pernice, age 38, has served as a member of the Mentari board of directors since May 2026. Ms. Pernice is an Operating Partner at Fairmount Funds Management LLC, a healthcare investment firm. Prior to joining Fairmount in October 2023, Ms. Pernice served in global regulatory roles for numerous pharmaceutical and biotechnology companies, including Pardes Biosciences from 2021 to 2023, Dynavax Technologies Corp., a commercial-stage biopharmaceutical company, from 2019 to 2021, Amgen Inc. (Nasdaq: AMGN), a global biotechnology company, from 2014 to 2019, and Novartis AG (NYSE: NVS), a global pharmaceutical company, from 2012 to 2014, including development strategy across all phases of development, multiple modalities, and notable approvals. Ms. Pernice received her PharmD from St. John’s University and completed a post-PharmD fellowship through Rutgers University. Ms. Pernice has served as a director of Korsana Biosciences, Inc. (Nasdaq: KRSA) since November 2024.

The Company believes Ms. Pernice is qualified to serve as a member of the Board because of her experience advising biotechnology companies and her background in global regulatory and development strategy.

Laura Sandler. Ms. Sandler, age 49, has served as a member of the Mentari board of directors since May 2026. Ms. Sandler has served as Chief Operating Officer of Oruka Therapeutics, Inc. (Nasdaq: ORKA), a biotechnology company, since July 2025. Prior to joining Oruka Therapeutics, Ms. Sandler was, from September 2023 to March 2024, the Senior Vice President of Strategic Operations at Kelonia Therapeutics, Inc., a biopharmaceutical company, and was responsible for program leadership, program management, and quality assurance. She was an independent biopharmaceutical consultant from July 2022 to August 2023. Prior to that, from March 2017 to June 2022, Ms. Sandler held various positions at CRISPR Therapeutics AG (Nasdaq: CRSP), a biopharmaceutical company, ending as Senior Vice President of Development Operations, where she was the head of clinical execution and development operations. From September 2013 to March 2017, Ms. Sandler led the development operations team for the Lyfgenia™ program at bluebird bio, Inc., a biopharmaceutical company. Earlier in her career, she held roles in project management and clinical operations at Ventrus Biosciences Inc., Novartis, IQVIA, and MedImmune. Ms. Sandler earned her master’s degree in public health from Boston University and has a bachelor’s degree from MIT.

The Company believes Ms. Sandler is qualified to serve as a member of the Board because of her extensive experience in clinical execution and development operations in the biopharmaceutical industry.

Todd Shegog. Mr. Shegog, age 61, has more than 30 years of financial, operations, corporate strategy and compliance expertise in the biotechnology and pharmaceutical industries. He served as Senior Vice President and Chief Financial Officer of Forma Therapeutics, Inc. (formerly, Nasdaq: FMTX), a clinical-stage biopharmaceutical company, from September 2019 through its acquisition by Novo Nordisk in October 2022. Prior to Forma Therapeutics, Mr. Shegog served as Chief Financial Officer of Synlogic, Inc. (Nasdaq: SYBX), a clinical-stage biopharmaceutical company, where he directed the company’s financial strategy and management as well as facilities and information systems from September 2016 to September 2019. From April 2014 to August 2016, Mr. Shegog served as Senior Vice President and Chief Financial Officer at Forum Pharmaceuticals, Inc., an early-stage biopharmaceutical company, where he was responsible for finance, operations and information systems during their pursuit of innovative therapies for schizophrenia and Alzheimer’s disease. He also served as the Chief Financial Officer of Millennium Pharmaceuticals, Inc., now Takeda Oncology, where he was responsible for management of the company’s financial resources, corporate planning, financial reporting and compliance from 1998 to 2014. Mr. Shegog earned a B.S. in Electrical Engineering from Lafayette College and an M.B.A. from the Tepper School of Management at Carnegie Mellon University. Mr. Shegog has served as a director of Cogent Biosciences, Inc. (Nasdaq: COGT) since February 2021.

The Company believes Mr. Shegog is qualified to serve as a member of the Board because of his financial expertise and extensive leadership, executive, managerial and business experience with life sciences companies.

Committees of the Board of Directors

Audit Committee

On November 6, 2026, Todd Shegog, Michelle Pernice and Laura Sandler were appointed to the Audit Committee, and Todd Shegog, an “audit committee financial expert” within the meaning of the SEC regulations, was appointed the chair of the Audit Committee.

Compensation Committee

On November 6, 2026, Michelle Pernice and Julianne Bruno were appointed to the Compensation Committee, and Michelle Pernice was appointed the chair of the Compensation Committee.

Nominating and Corporate Governance Committee

On November 6, 2026, Laura Sandler and Todd Shegog were appointed to the Nominating and Corporate Governance Committee, and Laura Sandler was appointed the chair of the Nominating and Corporate Governance Committee.

Non-Employee Director Compensation Program

Non-employee members of the Board are eligible to receive cash and equity compensation in accordance with the Company’s non-employee director compensation program, which was approved by the Board on November 6, 2026.

This program provides for the following annual cash retainers, which are payable quarterly in arrears and pro-rated for any partial year of service:

Annual Retainer
Board Retainers
Chair	$70,000
Non-Chair Member	$40,000
Audit Committee Retainers:
Chair	$20,000
Non-Chair Member	$10,000
Compensation Committee Retainers:
Chair	$15,000
Non-Chair Member	$7,500
Nominating and Corporate Governance Committee Retainers
Chair	$10,000
Non-Chair Member	$5,000

In connection with each annual meeting of the Company’s stockholders, beginning with the Company’s 2027 annual meeting of stockholders, each continuing non-employee member of the Board will receive an annual grant of options to purchase 18,500 shares of Company Common Stock, which will vest on the earlier of the next annual meeting of stockholders or the first anniversary of the date of grant. In addition, in connection with a non-employee director’s initial appointment to the Board, such director will receive an initial grant of options to purchase 37,000 shares of Company Common Stock, subject to vesting in equal monthly installments through the third anniversary of the date of grant. In accordance with this program, each of Ms. Bruno, Ms. Pernice, Ms. Sandler and Mr. Shegog received an initial grant of options to purchase 37,000 shares of Company Common Stock, with a grant date of November 9, 2026.

All members of the Board are also reimbursed for reasonable and documented out-of-pocket travel and lodging expenses incurred in connection with attending meetings and activities of the Board and its committees.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Incorporation and Bylaws

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Change in Fiscal Year

On November 6, 2026, the Board approved a change in the Company’s fiscal year end from June 30 to December 31, effective immediately, to align with the fiscal year end of Mentari, which is treated as the accounting acquirer in the Merger. The Company does not intend to file a transition report for the period from July 1, 2026 through December 31, 2026. The Company’s next annual report on Form 10-K will cover the fiscal year ending December 31, 2026 and will include the financial statements of Mentari, as the accounting acquirer.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 6, 2026, in connection with the Closing, the Board adopted a new Code of Business Conduct and Ethics of the Company (the “Code of Conduct”), effective as of such date. The Code of Conduct supersedes the existing Code of Business Conduct and Ethics, as previously adopted by InMed’s board of directors (the “Existing Code of Conduct”). The Code of Conduct applies to all directors, officers and employees of the Company and is intended to enhance understanding of the Company’s standards of ethical business practices and promote awareness of ethical issues that may be encountered in carrying out a director’s, officer’s or employee’s responsibilities. Among other things, the Code of Conduct:

•

establishes the Company’s policies and standards with respect to (i) conflicts of interest, gifts and corporate opportunities, (ii) fair dealing, confidential information, privacy and use of Company assets and systems, (iii) legal and regulatory compliance, insider trading and anti-corruption standards, including pursuant to the Foreign Corrupt Practices Act, (iv) the Company’s disclosure obligations and recordkeeping procedures, (v) anti-discrimination, equal employment opportunity and health and safety and (vi) international trade compliance;

•	establishes the Company’s whistleblower hotline and procedures for reporting potential violations; and

•	establishes the Company’s policies and procedures with respect to an amendment or waiver of the Code of Conduct.

The adoption of the Code of Conduct did not result in any explicit or implicit waiver of any provision of the Existing Code of Conduct. The foregoing description of the Code of Conduct does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the Merger, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing Date. The material provisions of the Merger Agreement are described in the Proxy Statement/Prospectus in the section entitled “The Merger Agreement” beginning on page 196 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The unaudited condensed consolidated financial statements of Mentari as of June 30, 2026 and for the three and six months ended June 30, 2026 and the related notes thereto are included in the Proxy Statement/Prospectus beginning on page F-55 and are incorporated herein by reference.

The audited financial statements of Mentari as of December 31, 2025 and for the period from June 13, 2025 (inception) to December 31, 2025 and the related notes thereto are included in the Proxy Statement/Prospectus beginning on page F-29 and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of InMed and Mentari as of and for the six months ended June 30, 2026 and the year ended December 31, 2025 and the related notes thereto are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(d) Exhibits

Exhibit	Description

2.1†

Agreement and Plan of Merger and Reorganization, dated as of May 19, 2026, by and among InMed Pharmaceuticals Inc., Indigo Merger Sub Corp., Indigo Merger Sub II, LLC and Mentari Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to InMed Pharmaceuticals Inc.’s Current Report on Form 8-K (File No. 001-39685), filed with the SEC on May 19, 2026).

2.2

Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of July 6, 2026, by and among InMed Pharmaceuticals Inc., Indigo Merger Sub Corp., Indigo Merger Sub II, LLC and Mentari Therapeutics, Inc. (incorporated by reference to Exhibit 2.2 to InMed Pharmaceuticals Inc.’s Current Report on Form 8-K (File No. 001-39685), filed with the SEC on July 10, 2026).

3.1*	Articles of Domestication of Mentari Therapeutics, Inc., effective November 6, 2026.

3.2*	Articles of Incorporation of Mentari Therapeutics, Inc., effective November 6, 2026.

3.3*	Certificate of Designation of Series A Non-Voting Convertible Preferred Stock of Mentari Therapeutics, Inc., effective November 6, 2026.

3.4*	Bylaws of Mentari Therapeutics, Inc., effective November 6, 2026.

4.1	Form of Mentari Pre-Funded Warrant (incorporated by reference to Exhibit 4.20 to the Registration Statement on Form S-4 (File No. 333-297234), filed with the SEC on July 2, 2026).

10.1	Form of InMed Support Agreement (incorporated by reference to Exhibit 10.1 to InMed Pharmaceuticals Inc.’s Current Report on Form 8-K (File No. 001-39685), filed with the SEC on May 19, 2026).

10.2	Form of Mentari Support Agreement (incorporated by reference to Exhibit 10.2 to InMed Pharmaceuticals Inc.’s Current Report on Form 8-K (File No. 001-39685), filed with the SEC on May 19, 2026).

10.3	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.3 to InMed Pharmaceuticals Inc.’s Current Report on Form 8-K (File No. 001-39685), filed with the SEC on May 19, 2026).

10.4

Securities Purchase Agreement, dated as of May 19, 2026, by and among Mentari Therapeutics, Inc. and the investors listed therein (incorporated by reference to Exhibit 10.5 to InMed Pharmaceuticals Inc.’s Current Report on Form 8-K (File No. 001-39685), filed with the SEC on May 19, 2026).

10.5

Amendment No. 1 to Securities Purchase Agreement, dated as of July 22, 2026, by and among Mentari Therapeutics, Inc. and the investors party thereto (incorporated by reference to Exhibit 10.1 to InMed Pharmaceuticals Inc.’s Current Report on Form 8-K (File No. 001-39685), filed with the SEC on July 22, 2026).

10.6*	Form of Registration Rights Agreement, by and among Mentari Therapeutics, Inc. and the investors party thereto.

10.7††*

Contingent Value Rights Agreement, dated as of November 6, 2026, by and among Mentari Therapeutics, Inc. (formerly known as InMed Pharmaceuticals Inc.), Odyssey Transfer and Trust Company, as rights agent, and Indigo CVR Services Inc., as representative.

10.8#*	Form of Indemnification Agreement for directors and officers of the Company.

10.9#	Mentari Therapeutics, Inc. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-4 (File No. 333-297234), filed with the SEC on July 2, 2026).

10.10#

First Amendment to the Mentari Therapeutics, Inc. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-4 (File No. 333-297234), filed with the SEC on July 2, 2026).

10.11#

Form of Stock Option Agreement under the Mentari Therapeutics, Inc. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form S-4 (File No. 333-297234), filed with the SEC on July 2, 2026).

10.12#

Form of Restricted Stock Agreement of Mentari Therapeutics, Inc. (incorporated by reference to Exhibit 10.26 to the Registration Statement on Form S-4 (File No. 333-297234), filed with the SEC on July 2, 2026).

10.13#*	Mentari Therapeutics, Inc. 2026 Stock Incentive Plan.

10.14#*	Mentari Therapeutics, Inc. 2026 Employee Stock Purchase Plan.

10.15#*	Form of Grant Notice and Standard Terms and Conditions for Stock Options under the Mentari Therapeutics, Inc. 2026 Stock Incentive Plan (Employees and Service Providers).

10.16#*	Form of Grant Notice and Standard Terms and Conditions for Stock Options under the Mentari Therapeutics, Inc. 2026 Stock Incentive Plan (Non-Employee Directors).

10.17††

Antibody Discovery and Option Agreement, effective as of September 4, 2025, by and among Paragon Therapeutics, Inc., Paratari Holding LLC and Mentari Therapeutics, Inc. (incorporated by reference to Exhibit 10.30 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-297234), filed with the SEC on September 9, 2026).

10.18††

Amendment to Antibody Discovery and Option Agreement, effective as of July 1, 2026, by and among Paragon Therapeutics, Inc., Paratari Holding LLC and Mentari Therapeutics, Inc. (incorporated by reference to Exhibit 10.31 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-297234), filed with the SEC on September 9, 2026).

10.19††

Antibody Discovery and Option Agreement, effective as of July 1, 2026, by and between Paragon Laboratories, Inc. and Mentari Therapeutics, Inc. (incorporated by reference to Exhibit 10.34 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-297234), filed with the SEC on September 9, 2026).

10.20††

MT-001 and MT-002 License Agreement, dated July 1, 2026, by and between Paragon Therapeutics, Inc. and Mentari Therapeutics, Inc. (incorporated by reference to Exhibit 10.35 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-297234), filed with the SEC on September 9, 2026).

10.21††

Cell Line License Agreement, effective as of November 3, 2025, by and between Mentari Therapeutics, Inc. and WuXi Biologics (Shanghai) Co., Ltd. (incorporated by reference to Exhibit 10.32 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-297234), filed with the SEC on September 9, 2026).

10.22††

Biologics Master Services Agreement, dated as of October 24, 2025, by and between Mentari Therapeutics, Inc. and WuXi Biologics (Hong Kong) Limited (incorporated by reference to Exhibit 10.33 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-297234), filed with the SEC on September 9, 2026).

10.23

Warrant to Purchase Common Stock, issued on December 31, 2025 by Mentari Therapeutics, Inc. to Paratari Holding LLC (incorporated by reference to Exhibit 10.35 to the Registration Statement on Form S-4 (File No. 333-297234), filed with the SEC on July 2, 2026).

10.24#

Offer Letter, dated July 10, 2026, by and between Mentari Therapeutics, Inc. and Gregory Divis (incorporated by reference to Exhibit 10.37 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-297234), filed with the SEC on September 9, 2026).

10.25#

Offer Letter, dated July 10, 2026, by and between Mentari Therapeutics, Inc. and Brett Hagen (incorporated by reference to Exhibit 10.38 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-297234), filed with the SEC on September 9, 2026).

10.26#

Offer Letter, dated July 23, 2026, by and between Mentari Therapeutics, Inc. and Jerad G. Seurer (incorporated by reference to Exhibit 10.39 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-297234), filed with the SEC on September 9, 2026).

14.1*	Code of Business Conduct and Ethics of Mentari Therapeutics, Inc.

21.1*	List of Subsidiaries of Mentari Therapeutics, Inc.

99.1*

Unaudited Pro Forma Condensed Combined Financial Information of Mentari Therapeutics, Inc. and InMed Pharmaceuticals Inc. as of and for the six months ended June 30, 2026 and the year ended December 31, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

#	Indicates management contract or compensatory plan.

†

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

††	Portions of this exhibit (indicated by “[***]”) have been omitted in accordance with the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentari Therapeutics, Inc.
(Registrant)

Date: November 10, 2026	By:	/s/ Jerad G. Seurer
		Name:	Jerad G. Seurer
		Title:	General Counsel and Corporate Secretary